Consent of Independent Certified Public Accountants


First Investors Series Fund
95 Wall Street
New York, New York  10005

      We consent to the use in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (File No. 33-25623) of our report dated October 30, 1999 relating to the September 30, 1999 financial statements of First Investors Total Return Fund, First Investors Blue Chip Fund, First Investors Special Situations Fund, and First Investors Investment Grade Fund, a series of First Investors Series Fund, which are included in said Registration Statement.




                                          /s/ TAIT, WELLER & BAKER
                                          ------------------------
                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 20, 2000